Exhibit 17

EVERY SHAREHOLDER’S VOTE IS IMPORTANT

Your Proxy Vote is important!

And now you can Vote your Proxy on the PHONE or the INTERNET.

It saves Money! Telephone and Internet voting saves postage costs. Savings which can help minimize fund expenses.

It saves Time! Telephone and Internet voting is instantaneous – 24 hours a day.

It’s Easy! Just follow these simple steps:

1. Read your proxy statement and prospectus and have your Proxy Card(s) at hand.

2. Call toll-free [800-830-3542] or go to website: [www.2voteproxy.com/jhf]

3. Enter the 14-digit number located in the shaded box from your Proxy Card(s).

4. Follow the recorded or on-screen directions.

5. Do not mail your Proxy Card(s) when you vote by phone or Internet.

Please detach at perforation before mailing.

PROXY	ALPHA OPPORTUNITIES FUND PROXY FOR A SPECIAL MEETING OF SHAREHOLDERS TO BE HELD MARCH 15, 2017 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF JOHN HANCOCK FUNDS II	PROXY

The undersigned revoking previous proxies, hereby appoint(s) Andrew G. Arnott, Jay Aronowitz, Ariel Ayanna, John J. Danello, Thomas Dee, Philip Fontana, Kinga Kapuscinski, Nicholas J. Kolokithas, Harsha Pulluru, Charles A. Rizzo, Salvatore Schiavone, Christopher Sechler, Betsy Anne Seel, Gina Goldych-Waters and Leo Zerilli, with full power of substitution in each, to vote all the shares of beneficial interest of Alpha Opportunities Fund (“Alpha Opportunities Fund”), a series of John Hancock Funds II (“JHF II”) which the undersigned is (are) entitled to vote at the Special Meeting of Shareholders of JHF II (the “Meeting”) to be held at 601 Congress Street, Boston, Massachusetts 02210, on Wednesday, March 15, 2017, at [2]:00 p.m., Eastern Time, and at any adjournment(s) of the Meeting. All powers may be exercised by a majority of all proxy holders or substitutes voting or acting, or, if only one votes and acts, then by that one. Receipt of the Proxy Statement and Prospectus dated [February] [ ], 2017, is hereby acknowledged. If not revoked, this proxy shall be voted for the proposals included in the Proxy Statement and Prospectus.

VOTE VIA THE INTERNET:[www.2voteproxy.com/jhf]
VOTE VIA THE TELEPHONE: [800-830-3542]
VOTE VIA MAIL: Vote, date and sign this proxy card and return it promptly in the enclosed envelope.

999 9999 9999 999

Note: Signature(s) should agree with the name (s) printed herein. When signing as attorney, executor, administrator, trustee or guardian, please give your full name as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

John Hancock Advisers, LLC

By:

Name:

Title:

Date:

EVERY SHAREHOLDER’S VOTE IS IMPORTANT

PLEASE SIGN, DATE AND RETURN YOUR PROXY TODAY

Please detach at perforation before mailing.

SPECIFY YOUR DESIRED ACTION BY A CHECK MARK IN THE APPROPRIATE SPACE. THIS PROXY WILL BE VOTED IN FAVOR OF (FOR) THE PROPOSAL IF NO SPECIFICATION IS MADE BELOW. AS TO ANY OTHER MATTER, THE PROXY OR PROXIES WILL VOTE IN ACCORDANCE WITH THEIR BEST JUDGMENT.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK. Example: ■

To approve an Agreement and Plan of Reorganization between Alpha Opportunities Fund and Mid Cap Stock Fund (the “Acquiring Fund”). Under this agreement, Alpha Opportunities Fund would transfer all of its assets to the Acquiring Fund in exchange for corresponding shares of the Acquiring Fund. These shares would be distributed, as described in the accompanying proxy statement and prospectus, proportionately to you and the other shareholders of the Alpha Opportunities Fund. The Acquiring Fund would also assume substantially all of Alpha Opportunities Fund’s liabilities.

FOR ☐	AGAINST ☐	ABSTAIN ☐

Important Notice Regarding Availability of Proxy Materials for this Meeting to Be Held on March 15, 2017

The Proxy Statement and Prospectus for this Meeting are available at [www.2voteproxy.com/jhf].

PLEASE VOTE, DATE AND SIGN THIS PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE

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